                                                                    EXHIBIT 99.1

               SYMYX TECHNOLOGIES REPORTS 2004 FOURTH QUARTER AND

                           FULL YEAR FINANCIAL RESULTS

SANTA CLARA, CALIFORNIA, FEBRUARY 3, 2005 - Symyx Technologies, Inc. (Nasdaq:
SMMX) today reported financial results for the fourth quarter and full year ended December 31, 2004.

Total revenue for the fourth quarter ended December 31, 2004 was $25.2 million, consisting of $10.3 million in service revenue largely from research collaborations, $11.6 million from Discovery Tools(R) product sales and $3.3 million in license fees and royalties. Included in service and license revenue was $155,000 of revenue received from a related party. Comparatively, Symyx reported total revenue of $18.6 million for the fourth quarter of 2003, including related party revenue of $641,000.

For the fourth quarter of 2004, pro forma income from operations was $7.3 million, compared with $3.5 million in the same period last year. Pro forma net income was $4.5 million and pro forma diluted earnings per share were $0.13, compared with $2.4 million and $0.07, respectively, in the same period last year. On a GAAP basis, for the fourth quarter of 2004, income from operations was $4.7 million, compared with $3.5 million in the same period last year, net income was $6.4 million compared with $3.8 million last year and diluted earnings per share were $0.19 compared with $0.11 last year.

Total revenue for the year ended December 31, 2004 was $83.2 million, consisting of $42.2 million in service revenue largely from research collaborations, $27.1 million from Discovery Tools(R) product sales and $13.9 million in license fees and royalties. Included in service and license revenue was $1.3 million of revenue received from a related party. Comparatively, Symyx reported total revenue of $63.0 million for the year ended December 31,2003, including related party revenue of $1.7 million.

For the year ended December 31, 2004, pro forma income from operations was $16.3 million, compared with $5.0 million in the same period last year. Pro forma net income was $11.0 million and pro forma diluted earnings per share were $0.32, compared with $4.4 million and $0.14, respectively, in the same period last year. On a GAAP basis, for the year ended December 31, 2004, income from operations was $13.7 million, compared with $5.0 million in the same period last year, net income was $12.9 million compared with $5.7 million last year and diluted earnings per share were $0.38 compared with $0.18 last year.

Pro forma income from operations for the fourth quarter and full year 2004 exclude purchase accounting adjustments and other special charges of approximately $2.6 million arising from the acquisition of IntelliChem, Inc., including the revenue impact of the deferred maintenance write-down to fair value, an in-process research and development charge, the amortization of intangibles and other merger related expenses. Pro forma net income also excludes the above referenced adjustments net of income tax effect as well as an income tax benefit from the release of valuation allowances established against certain deferred tax assets in prior years. The tax benefit amounted to $4.3 million in 2004 and $1.3 million in 2003. A reconciliation of the pro forma to GAAP financial measures found in this press release is incorporated below. This information should be read in conjunction with our financial statements prepared under GAAP, which are attached to this release.

Steven Goldby, chairman and chief executive officer of Symyx Technologies, commented, "During 2004, we achieved important milestones and succeeded in substantially broadening the base for ongoing growth and profitability. We continued to demonstrate the ability of our technologies to transform our customers' R&D, as demonstrated by our long-term alliances with Dow and ExxonMobil. Dow's launch of the VERSIFY* family of plastomers and elastomers, manufactured using catalysts discovered under our collaboration with Dow, further validated our ability to discover important, royalty bearing materials. With respect to our growing software licensing business, we launched the "stand-alone" version of our Renaissance(R) Software and expanded this offering strategically with our acquisition of IntelliChem. Most importantly, we anticipate during 2005 to continue our record of delivering strong current performance while substantially investing for the future in terms of technologies, businesses and corporate relationships", Mr. Goldby concluded.

Symyx ended 2004 with $136.5 million in cash, cash equivalents and available-for-sale securities, after paying a net $26.6 million in cash to acquire IntelliChem, Inc. This compares to $138.7 million at December 31, 2003.

Symyx's intellectual property portfolio at the end of the 2004 included 235 issued patents and 390 patent applications on file worldwide, covering methodology, composition of matter, instrumentation and software.

2005 FIRST QUARTER FINANCIAL OUTLOOK

For the first quarter 2005, Symyx expects to generate $21-22 million in revenue, including approximately $20 million currently under contract. Symyx forecasts first quarter diluted earnings per share of $0.05-$0.06 before adjustments arising from the acquisition of IntelliChem, Inc., including the revenue impact of the deferred maintenance write-down to fair value, and the amortization of intangible assets and other merger related expenses. Symyx expects first quarter diluted earnings per share of $0.04-$0.05 on a GAAP basis.

2005 FULL YEAR FINANCIAL OUTLOOK

For 2005, Symyx expects to generate $108-118 million in revenues, of which approximately $80 million is currently under contract. Symyx expects operating margins for the year of approximately 20% and diluted earnings per share of $0.40-$0.45 before approximately $3.7 million of charges and purchase adjustments arising from the acquisition of IntelliChem, Inc., including the revenue impact of the deferred maintenance write-down to fair value, and the amortization of intangible assets and other merger related expenses. Symyx expects 2005 diluted earnings per share of $0.35-$0.40 on a GAAP basis. These earnings forecasts do not reflect the costs that will be incurred as a result of the requirement to expense employee stock options in the second half of 2005.

PRO FORMA DATA

We have prepared pro forma data applicable to the three and twelve months ended December 31, 2004 and 2003 to supplement Symyx's results determined under generally accepted accounting principles (GAAP). Symyx uses non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating Symyx's ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as those related to the acquisition of IntelliChem, Inc. and the release of deferred tax valuation allowances, which might otherwise obscure the results of our core business when compared to our historical performance. In addition, presentation of these non-GAAP financial measures enables investors to evaluate Symyx's performance under both the GAAP and pro forma measures that management and the Board of Directors use to evaluate Symyx's performance.

Where non-GAAP financial measures have been included in this press release, Symyx has provided the comparable GAAP measure and, in the table below, reconciled the GAAP to the non-GAAP measures. Pro forma amounts are not meant as a substitute for financial data determined under applicable GAAP, but are included solely for informational purposes.

Symyx's non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Symyx's non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The following table reconciles the non-GAAP financial measures to GAAP (in thousands, except per share amounts):

                                                                      THREE MONTHS ENDED DECEMBER 31,
                                                 ---------------------------------------------------------------------------
                                                             2004                                  2003
                                                 ---------------------------------------  ----------------------------------
                                                   OPERATING        NET        DILUTED    OPERATING      NET       DILUTED
                                                    INCOME        INCOME         EPS       INCOME      INCOME        EPS
Pro forma                                        $       7,290   $    4,512   $    0.13   $   3,537   $   2,430   $     0.07
    Revenue impact of deferred
    maintenance write-down                                 (51)         (51)          -           -           -            -
    Deferred compensation in
    relation to issuance of stock options
    in connection with acquisition                         (33)         (33)          -           -           -            -
    In-process research and development                 (2,260)      (2,260)      (0.06)          -           -            -
    Amortization of intangible assets                     (231)        (231)      (0.01)          -           -            -
    Tax effect of above pro forma adjustments                -          128           -           -           -            -
    Release of deferred tax valuation
    allowance                                                -        4,326        0.13           -       1,328         0.04
                                                 --------------------------------------   ----------------------------------
GAAP                                             $       4,715   $    6,391   $    0.19   $   3,537   $   3,758   $     0.11
                                                 ======================================   ==================================

                                                                       TWELVE MONTHS ENDED DECEMBER 31,
                                                 ---------------------------------------------------------------------------
                                                             2004                                   2003
                                                 ---------------------------------------  ----------------------------------
                                                   OPERATING         NET       DILUTED    OPERATING      NET       DILUTED
                                                     INCOME        INCOME        EPS        INCOME     INCOME        EPS
Pro forma                                        $      16,263   $   11,003   $    0.32   $   5,035   $   4,413   $     0.14
    Revenue impact of deferred maintenance
    write-down                                             (51)         (51)          -           -           -            -
    Deferred compensation in relation to
    issuance of stock options in connection
    with acquisition                                       (33)         (33)          -           -           -            -
    In-process research and development                 (2,260)      (2,260)      (0.06)          -           -            -
    Amortization of intangible assets                     (231)        (231)      (0.01)          -           -            -
    Tax effect of above pro forma adjustments                -          128           -           -           -            -
    Release of deferred tax valuation
    allowance                                                -        4,326        0.13           -       1,328         0.04
                                                 --------------------------------------   ----------------------------------
GAAP                                             $      13,688   $   12,882   $    0.38   $   5,035   $   5,741   $     0.18
                                                 ======================================   ==================================

CONFERENCE CALL AND WEBCAST

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, executive vice president and chief financial officer, will host a conference call today at 11:00 am ET, 8:00 am PT, to discuss Symyx's recent business and financial results and outlook. A slide show presentation will accompany management's discussion and can be accessed at http://www.symyx.com. A question and answer session will follow immediately. The dial-in number for domestic (including Canada) callers is 800-361-0912 and for international callers is 913-981-5559. A replay of the conference call will be available for approximately two weeks from 11:00 am PT on February 3 until 9:00 pm PT on February 17. To access the replay, the domestic (including Canada) dial-in number is 888-203-1112 and the international dial-in number is 719-457-0820, reservation number 247560. The replay will also be available at http://www.symyx.com. The conference call and replay are open to all interested parties.

ABOUT SYMYX

Symyx(R) develops and applies high-throughput experimentation methods, instrumentation and software to enable accelerated discovery of proprietary materials and processes in the chemical, petrochemical, pharmaceutical, electronics, consumer goods, and automotive industries. Symyx offers these proprietary technologies to customers seeking to transform their research productivity through research collaborations, Discovery Tools(R) sales, and the license of materials, intellectual property, and software. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at http://www.symyx.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding Symyx's ongoing growth and profitability, its ability to discover important royalty bearing materials, the continuation of Symyx's record of delivering strong current growth while substantially investing in the future, Symyx's forecasted revenue and earnings per share for the first quarter of 2005 and the 2005 fiscal year. These forward-looking statements involve risks, uncertainties and assumptions, including: (1) inaccurate assessment of future demand for Symyx's software and Discovery Tools; (2) market acceptance of Symyx's products and services; (3) uncertainties relating to the pace, quality or number of discoveries of new materials; (4) the dependence on collaborators to continue relationships and to successfully commercialize products; (5) uncertainties of patent protection and litigation; (6) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (7) general economic conditions in the United States and in major European and Asian markets; (8) exposure to risks associated with export sales and operations; (9) natural disasters, power failures and other disasters; (10) incorrect expectations regarding Symyx's receipt of royalties, securing additional contracts, revenue and income forecasts; and (11) and other risks that are described from time to time in Symyx's filings with the Securities and Exchange Commission, (including but not limited to Symyx's annual report on Form 10-K for the year ended December 31, 2003 and Symyx's Form 10-Q for the quarters ended March 31, June 30, and September 30, 2004 ). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx's results could differ materially from Symyx's expectations in these statements. Symyx assumes no obligation, and does not intend to update these forward-looking statements.

                                       ##

FOR MORE INFORMATION:
Jeryl L. Hilleman
Executive Vice President &
Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
ir@symyx.com

                            SYMYX TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                         DECEMBER 31,              DECEMBER 31,
                                                 --------------------------   ---------------------
                                                    2004            2003         2004        2003
                                                 -------------   ----------   ---------   ---------
Revenue:
      Service revenue from research
        collaborations                           $      10,289   $    9,941   $  41,078   $  37,018
      Service revenue - related party                        5          641       1,173       1,671
      Product sales                                     11,576        4,872      27,060      14,458
      License fees and royalties                         3,212        3,184      13,724       9,816
      License fees - related party                         150            -         150           -
                                                 -------------   ----------   ---------   ---------
           Total revenue                                25,232       18,638      83,185      62,963

Operating expenses:
      Cost of products sold                              2,802          905       7,857       2,937
      Research and development                          10,009        9,478      39,969      38,387
      Research and development - related party               5          641       1,173       1,671
      Sales, general and administrative                  5,441        4,077      18,238      14,933
      In-process research and development                2,260            -       2,260           -
                                                 -------------   ----------   ---------   ---------
           Total operating expenses                     20,517       15,101      69,497      57,928
                                                 -------------   ----------   ---------   ---------
Income from operations                                   4,715        3,537      13,688       5,035
Interest and other income (expense), net                   676          490       2,521       1,996
                                                 -------------   ----------   ---------   ---------
Income before income tax expense                         5,391        4,027      16,209       7,031
Income tax expense                                      (1,000)         269       3,327       1,290
                                                 -------------   ----------   ---------   ---------
Net income                                       $       6,391   $    3,758   $  12,882   $   5,741
                                                 =============   ==========   =========   =========
Basic net income per share                       $        0.20   $     0.12   $    0.40   $    0.18
                                                 =============   ==========   =========   =========
Shares used in computing basic net income per
 share                                                  32,310       31,550      32,067      31,199
                                                 =============   ==========   =========   =========
Diluted net income per share                     $        0.19   $     0.11   $    0.38   $    0.18
                                                 =============   ==========   =========   =========
Shares used in computing diluted net income
 per share                                              34,330       33,088      33,872      32,470
                                                 =============   ==========   =========   =========

                SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (IN THOUSANDS)

                                                                 DECEMBER 31,     DECEMBER 31,
                                                                   2004              2003
                                                                 ------------     ------------
                                                                 (UNAUDITED)        (NOTE)
Cash, cash equivalents and available-for-sale securities         $  136,541       $  138,698
Working capital                                                     142,499          131,154
Property, plant and equipment, net                                   22,679           25,681
Goodwill & other intangible assets, net                              24,307              856
Total assets                                                        208,519          177,536
Current liabilities                                                  17,510           18,098
Stockholders' equity                                                191,009          159,438

NOTE: The selected consolidated balance sheet information at December 31, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.